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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



Date of Report                                                SEPTEMBER 5, 1997
(Date of earliest event reported)


                     FIRST INDUSTRIAL REALTY TRUST, INC.
            (Exact name of Registrant as specified in its charter)


                                   MARYLAND
                (State or other jurisdiction of incorporation)


        1-13102                                        36-3935116
(Commission File Number)                 (I.R.S. Employer Identification Number)


311 S. WACKER DRIVE, SUITE 4000, CHICAGO, ILLINOIS                       60606
    (Address of principal executive offices)                          (Zip Code)


                                (312) 344-4300
             (Registrant's telephone number, including area code)



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ITEM 5.  OTHER INFORMATION

     On September 4, 1997, the Board of Directors of First Industrial Realty Trust, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $0.01 par value, of the Company. The distribution is payable on October 20, 1997 to stockholders of record as of the close of business on October 19, 1997. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Junior Participating Preferred Stock at a price of $125 per one one-hundredth of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement to be executed between the Company and First Chicago Trust Company of New York, as Rights Agent.



     Attached hereto as Exhibit 99.1 is a copy of the press release announcing the adoption of the Rights Agreement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)  Financial Statements of Business Acquired.

           None.

      (b)  Pro Forma Financial Information.

           None.

      (c)  Exhibits.

           99.1 Press Release dated September 5, 1997.



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    FIRST INDUSTRIAL REALTY TRUST, INC.

Dated:  September 11, 1997          By:  /s/ Michael J. Havala
                                       ---------------------------
                                         Michael J. Havala
                                         Chief Financial Officer



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